PAGE

                                  SCHEDULE 14A
                    Information Required in Proxy Statement


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to [SECTION] 240.14a-11(c) or [SECTION] 240.14a-12

        First Virginia Banks, Inc.
         (Name of Registrant as Specified in Its Charter)

Christopher M. Cole, Vice President and Assistant General Counsel
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box)

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14-a6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies.


(2) Aggregate number of securities to which transaction applies.


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

(4) Proposed maximum aggregate value of transaction:



(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:


(2) Form, Schedule or Registration Statement No.


(3) Filing Party:


(4) Date Filed:




PAGE

                         FIRST VIRGINIA BANKS, INC.

                          6400 Arlington Boulevard
                      Falls Church, Virginia 22042-2336




                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                          TO BE HELD APRIL 26, 1996


 The Annual Meeting of Stockholders of First Virginia Banks, Inc. will be held at the main office of First Virginia Banks, Inc., One First Virginia Plaza, 6400 Arlington Boulevard, Falls Church, Virginia in the 5th Floor Auditorium at 10:00 a.m. on Friday, April 26, 1996, for the following purposes:

 (1)  To elect Class C directors for a term of three years.

 (2) To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors of First Virginia Banks, Inc. for the year ending December 31, 1996.

 (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

 Stockholders of record at the close of business on February 28, 1996, are entitled to notice of and to vote at the meeting or any adjournments thereof.


STOCKHOLDERS ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ADDRESSED AND POSTAGE-PAID ENVELOPE REGARDLESS OF WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING.


                                          By Order of the Board of Directors,



                                                           Thomas P. Jennings
                                                                    Secretary
Falls Church, Virginia
March 11, 1996













                         FIRST VIRGINIA BANKS, INC.

                          6400 Arlington Boulevard
                      Falls Church, Virginia 22042-2336


             PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS


 This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Virginia Banks, Inc. (hereinafter referred to as "First Virginia") of proxies to be voted at the Annual Meeting of Stockholders of First Virginia to be held at 10:00 a.m. on Friday, April 26, 1996, or any adjournments thereof. The approximate mailing date of this Proxy Statement and the accompanying proxy is March 11, 1996.

 All properly executed proxies in the accompanying form received by First Virginia prior to the meeting will be voted at the meeting in accordance with any direction noted thereon. Proxies on which no specification has been made will be voted for the nominees listed herein as directors and for Item 2 on the proxy. Any stockholder who has executed and delivered a proxy may revoke it at any time before it is voted by attending the Annual Meeting and voting in person or by giving written notice of revocation of the proxy to the Secretary or by submitting to First Virginia a signed proxy bearing a later date.

 Both Common and Preferred stockholders of First Virginia are entitled to vote at the meeting. Each share of Common and Preferred Stock is entitled to one vote on all matters which may come before the meeting. As of February 28, 1996, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were 33,952,175 shares of Common Stock and 68,859 shares of Preferred Stock of First Virginia issued and outstanding. Each share is entitled to one vote. Except for the election of directors, action submitted to a vote of the stockholders will be approved if a quorum is present and the votes cast in favor of the matter constitute a majority of the shares represented at the meeting and entitled to vote on the matter. With respect to the election of directors, the four Class C nominees receiving the greatest number of votes cast for the election of directors will be elected, assuming a quorum is present at the meeting. The presence in person or by proxy of a majority of the outstanding shares of Common and Preferred Stock entitled to vote at the meeting will constitute a quorum. Shares for which the holder has elected to abstain or withhold the proxy's authority to vote (but not including broker non-votes) on a matter will count toward a quorum. No person is known by management of First Virginia to own beneficially, directly or indirectly, more than 5% of the outstanding stock of First Virginia.


I.  ELECTION OF DIRECTORS


 The Board of Directors is divided into three classes (A, B and C). The term of office for Class C directors will expire at this Annual Meeting. Four persons, all of whom are presently on the Board, have been nominated to serve as Class C directors. If elected, the four nominees for Class C directors will serve for a term of three years.

 It is the intention of the persons named in the accompanying form of proxy, unless stockholders specify otherwise by their proxies, to vote for the election of the four nominees named on the next two pages. Although the Board of Directors does not expect that any of the persons named will be unable to serve as a director, should any of them be unable to accept nomination or election, it is intended that shares represented by the accompanying form of proxy will be voted by the proxy holders for such other person or persons as may be designated by the present Board of Directors.

 Certain information concerning the nominees for election at this meeting and the Class A and Class B directors who will continue in office after the meeting is set forth below and on the following pages, as furnished by them.


NOMINEES
FOR CLASS C DIRECTORS


 Picture Paul H. Geithner, Jr., 65, is the retired President and Chief Administrative Officer of First Virginia (1985-
                     1995) and has been a director of First Virginia since 1984. He also is a director of First Virginia Life Insurance Company, a nonbank affiliate. He is a member of the Public Policy Committee and the Executive Committee. He beneficially owns 40,687 shares of Common Stock.(1)








 Picture L. H. Ginn, III, 62, has been President since 1975 of Lighting Affiliates, Inc., a distributor of electrical fixtures located in Richmond, Virginia, and has been a director of First Virginia since 1978. Mr. Ginn is a retired U. S. Army Reserve Major General. He is Chairman of the Board of First Virginia Bank-Colonial, Richmond, Virginia. He is a member of the Executive Committee and the Director Nominating Committee and beneficially owns 12,281 shares of Common Stock. (2)








 Picture T. Keister Greer, 74, has been principal of T. Keister Greer, P.C., in Rocky Mount, Virginia, since 1995 and has been a director of First Virginia since 1976. Prior to that, he was Counsel to Greer & Melesco (1972-1994) and Counsel to Greer & Greer (1990-1991). He is Chairman of the Board of First Virginia Bank-Franklin County, Rocky Mount, Virginia. Mr. Greer is a member of the Public Policy Committee and the Director Nominating Committee and beneficially owns 17,400 shares of Common Stock. (3)



                                  NOMINEES
                                 (continued)

 Picture Edward M. Holland, 56, has been an attorney in Arlington, Virginia since 1966 and is a former member of the Virginia General Assembly (Senate) (1972-1995). He has been a director of First Virginia since 1974. He also is a director of First Virginia Bank, Falls Church, Virginia. He serves on the Executive Committee and the Management Compensation and Benefits Committee and beneficially owns 59,479 shares of Common Stock. (4)






CLASS A DIRECTORS
(Serving until the 1997 Annual Meeting)



 Picture E. Cabell Brand, 72, has been President since 1987 of Recovery Systems, Inc., a company in Salem, Virginia that engages in business and environmental consulting and international development projects. He is a director and Vice Chairman of the Board of First Virginia Bank-Southwest, Roanoke, Virginia and has been a director of First Virginia since 1976. He serves on the Management Compensation and Benefits Committee and the Director Nominating Committee and beneficially owns 5,538 shares of Common Stock. (5)








 Picture Barry J. Fitzpatrick, 56, is Chairman, President and Chief Executive Officer of First Virginia. He is Chairman of First Virginia Bank in Falls Church and a director of a number of nonbank affiliated companies including First Virginia Services, Inc. and First Virginia Credit Services, Inc. He was appointed Chairman and Chief Executive Officer of First Virginia effective January 1, 1995, and President effective July 1, 1995. He was Executive Vice President of First Virginia from May, 1992, until January 1, 1995, and was Senior Vice President and Regional Executive Officer from June, 1982, to May, 1992. He serves on the Executive Committee, the Public Policy Committee and the Director Nominating Committee. He beneficially owns 49,772 shares of First Virginia Common Stock. (6)





CLASS A DIRECTORS
(Continued)


 Picture Elsie C. Gruver, 69, is a community and civic leader in Arlington, Virginia and has been a director of First Virginia since 1973. She is Chairman of the Public Policy Committee and a member of the Audit Committee and beneficially owns 5,936 shares of Common Stock. (7)






 Picture W. Lee Phillips, Jr., 60, has been a professional engineer involved in real estate management and home building in Falls Church, Virginia and southern Maryland since 1991. Prior to that, he was a Professional Engineer and Land Surveyor (1959-1991) and Chairman of the Board, Walter L. Phillips, Inc. (1976-1991). He has been a director of First Virginia since 1985 and is a director of First Virginia Bank, Falls Church, Virginia. He serves on the Audit Committee, as well as the Management Compensation and Benefits Committee, and beneficially owns 8,254 shares of Common Stock. (8)






 Picture Josiah P. Rowe, III, 68, has been Co-Publisher and General Manager of The Free Lance-Star Publishing Co. of Fredericksburg, Va. since 1949 and has been a director of First Virginia since 1991. He is a director of First Virginia Bank, Falls Church, Virginia. He serves on the Public Policy Committee and the Director Nominating Committee and beneficially owns 1,500 shares of Common Stock and 100 shares of Preferred Stock.







 Picture Albert F. Zettlemoyer, 61, retired in 1995 as President of the Government Systems Group of UNISYS Corporation in McLean, Virginia and as Executive Vice President of UNISYS Corporation. He has been a director of First Virginia since 1978. Prior to being President of the Government Systems Group, he was Vice President of UNISYS (1991-1993) and President of Paramax Corporation, a subsidiary of UNISYS (1992). He serves on the Audit Committee and chairs the Management Compensation and Benefits Committee. He beneficially owns 6,000 shares of Common Stock. (9)



CLASS B DIRECTORS
(Serving until the 1998 Annual Meeting)


 Picture Edward L. Breeden, III, 61, has been a partner in the law firm of Breeden, MacMillan & Green in Norfolk, Virginia since 1959 and has been a director of First Virginia since 1982. He is a director of First Virginia Bank of Tidewater, Norfolk, Virginia and of First Virginia Life Insurance Company. He serves on both the Executive Committee and the Public Policy Committee and chairs the Audit Committee. He beneficially owns 66,053 shares of Common Stock. (10)









 Picture Gilbert R. Giordano, 67, has been an attorney since 1956 and senior partner in the law firm of Giordano, Villareale & Vaughan, P.A., in Upper Marlboro, Maryland since 1972. He has been a director of First Virginia since 1989. He is Chairman of the Board of First Virginia Bank-Maryland, Upper Marlboro, Maryland. He serves on the Audit Committee and the Director Nominating Committee and beneficially owns 220,666 shares of Common Stock. (11)










 Picture Eric C. Kendrick, 49, has been President of Mereck Associates, Inc., a real estate management and development firm in Arlington, Virginia since 1989 and has been a director of First Virginia since 1986. He serves on the Management Compensation and Benefits Committee and the Public Policy Committee. He beneficially owns 49,734 shares of Common Stock. (12)












CLASS B DIRECTORS
(continued)


 Picture John B. Melvin, 71, is Trustee of the Stanley Family Bottling Company Trust. In 1991, he retired as Chairman of the Board, Coca-Cola Bottling Co. of Annapolis, Maryland. He is a director of Farmers Bank of Maryland, a subsidiary bank of First Virginia located in Annapolis, Maryland. He beneficially owns 19,620 shares of Common Stock. (13)







 Picture Robert H. Zalokar, 68, is the retired Chairman of the Board and Chief Executive Officer of First Virginia (1984-1994). He has been a director of First Virginia since 1959. He is also a director of First Virginia Bank in Falls Church and a director of First Virginia Life Insurance Company and First Virginia Mortgage Company. He serves as Chairman of the Executive Committee and is a member of the Public Policy Committee and the Director Nominating Committee. He beneficially owns 124,301 shares of Common Stock.





 (1) Includes 31,600 shares held in a revocable trust and 4,114 shares held indirectly through his spouse.

 (2) Includes 235 shares held indirectly through his spouse and 1,366 shares held by a trust of which Mr. Ginn is trustee.

 (3) Includes 5,400 shares of Common Stock held by a trust in which Mr. Greer has a beneficial interest. During 1995, Mr. Greer's law firm, T. Keister Greer, P.C. was retained by First Virginia Bank-Franklin County to perform certain legal services. During 1995, he was paid $37,416 for these services.

 (4) Includes 34,479 shares held by a corporation of which Mr. Holland is an officer, director, and owner.

 (5)  Includes 264 shares of Common Stock held indirectly through his spouse.

 (6) Includes options to purchase 27,250 shares of Common Stock which are currently exercisable but does not include options to purchase 26,000 shares of Common Stock which are not currently exercisable.

 (7) Includes 1,782 shares of Common Stock held in a Keogh Plan, 900 shares held in an Individual Retirement Account and 900 shares held in her spouse's Individual Retirement Account.

 (8) Includes 3,000 shares held by a trust of which Mr. Phillips is a trustee.

 (9)  All of the shares are held jointly with spouse.

(10) Includes 7,500 shares held by a corporation of which Mr. Breeden is President, 16,325 shares held by two foundations of which Mr. Breeden is Chairman, and 38,175 shares held by two trusts of which Mr. Breeden is trustee.

(11) Includes 264 shares held in a trust for his son, 87 shares held by his spouse and daughter, 550 shares held by his spouse and son, 10,547 shares held by the Giordano Family Foundation and, 4,330 shares held by his spouse as custodian for his son.

(12) Includes 6,489 shares held by his spouse and 1,729 shares held by a corporation of which Mr. Kendrick is a director and president.

(13)  All of the shares are held in a trust.


 As of February 28, 1996, executive officers and directors as a group beneficially owned 967,272 shares of Common Stock representing approximately 2.8% of those shares outstanding, of which 151,715 shares represent shares covered by currently exercisable options (or options exercisable within 60 days) and 225 shares of Preferred Stock representing approximately .33% of those shares outstanding. No officer or director owned as much as 1.0% of First Virginia Common Stock. Messrs. Breeden, Greer and Giordano are members of or are associated with law firms which have been in the last two years, and are proposed in the future to be, retained by First Virginia and its subsidiaries. Messrs. Brand, Breeden, Fitzpatrick, Geithner, Ginn, Giordano, Greer, Holland, Melvin, Phillips, Rowe and Zalokar have been directors of various subsidiaries of First Virginia during the past five years. Ages of the directors are stated as of February 28, 1996.



BENEFICIAL OWNERSHIP OF NAMED EXECUTIVE OFFICERS

 The following table sets forth certain information regarding the named executives' beneficial ownership of First Virginia Common Stock as of February 28, 1996.

                     Shares of Common Stock of First Virginia
                            Beneficially Owned

      Name of Officer                    Number *          Percent of Class

      Barry J. Fitzpatrick               49,772            .1458

      Shirley C. Beavers, Jr.            37,072            .1086

      Raymond E. Brann, Jr.              31,590            .0925

      Michael G. Anzilotti                8,664            .0254

      H. Howard Hicks, Jr.               33,821            .0991





* The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of all stock options that are currently exercisable. Specifically, the following individuals have the right to acquire the shares indicated after their names,
upon the exercise of stock options:   Mr. Fitzpatrick, 27,250; Mr. Beavers,
26,250; Mr. Brann, 21,050; Mr. Anzilotti, 7,500 and Mr. Hicks, 5,300.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS


 First Virginia's Board of Directors has a standing Audit Committee, Director Nominating Committee, Management Compensation and Benefits Committee, Public Policy Committee, and Executive Committee.

 The Audit Committee, comprised of Directors Breeden, Giordano, Gruver, Melvin, Phillips, and Zettlemoyer, held five meetings during 1995. Functions of the Committee include (1) reviewing with the independent public accountants and management such matters as: the financial statements and the scope of First Virginia's audit, compliance with laws and regulations, and the adequacy of First Virginia's system of internal procedures and controls and resolution of material weaknesses; (2) reviewing with First Virginia's internal auditors the activities and performance of the internal auditors;
(3) reviewing with management the selection and termination of the independent public accountants and any significant disagreements between the independent public accountants and management; and (4) reviewing the nonaudit services of the independent public accountant. Under Section 36 of the Federal Deposit Insurance Act, the Audit Committee also performs similar functions for some of the First Virginia member banks.

 The Director Nominating Committee, comprised of Directors Malone, Brand, Fitzpatrick, Ginn, Giordano, Greer, Rowe, and Zalokar, held one meeting in 1995. The functions of the Committee include annually recommending to the Board the names of persons to be considered for nomination and election by First Virginia's stockholders and, as necessary, recommending to the Board the names of persons to be elected to the Board between annual meetings.

 The Management Compensation and Benefits Committee, comprised of Directors Zettlemoyer, Brand, Holland, Kendrick, and Phillips, held two meetings in 1995. The Committee has the authority to establish the level of compensation (including bonuses) and benefits of management of First Virginia. In addition, the Committee has authority to award long-term incentive compensation, e.g., stock options and stock appreciation rights, to First Virginia's management based on such factors as individual and corporate performance.

 The Public Policy Committee, comprised of Directors Gruver, Breeden, Fitzpatrick, Geithner, Greer, Kendrick, Malone, Rowe, and Zalokar, met four times during 1995. This Committee supervises First Virginia's contribution and matching gifts programs. The Committee also monitors the programs developed for affirmative action and compliance with the Community Reinvestment Act and Title VII of the Civil Rights Act of 1964.

 The Executive Committee, comprised of Directors Zalokar, Breeden, Fitzpatrick, Geithner, Ginn, Holland, and Malone, held 11 meetings in 1995. The Committee exercises all of the powers of the Board of Directors when the Board is not in session, except for those powers reserved for the Board under state law and by First Virginia's Articles of Incorporation and Bylaws.

 During 1995, there were 12 meetings of the Board of Directors. All directors attended more than 75% of the aggregate total number of meetings of the Board and committees of the Board on which they served.



SECTION 16 TRANSACTIONS

 Section 16(a) of the Securities Exchange Act of 1934 requires First Virginia's executive officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers and directors are required by SEC regulation to furnish First Virginia with copies of all Section 16(a) forms they file.

 Based on a review of the forms that were filed and written representations from the executive officers and directors, First Virginia believes that during the year 1995 all filing requirements applicable to its officers and directors were met.


EXECUTIVE COMPENSATION

 The Summary Compensation Table shows the annual compensation for the last three fiscal years for First Virginia's Chief Executive Officer and for the four most highly compensated executive officers other than First Virginia's Chief Executive Officer:

SUMMARY COMPENSATION TABLE
                                                              Long Term
                         Annual Compensation                 Compensation

(a)         (b)    (c)             (d)             (e)       (f)       (g)
                                                  Other               All
Name                                              Annual    Options/  Other
and                                               Compen-   SARs      Compen-
Principal                                         sation    Awarded   sation
Position    Year   Salary ($)(1)   Bonus ($)(2)   ($) (3)     (#)     ($) (4)

Barry J.    1995   350,000         156,275         3,636     20,000    45,804
Fitzpatrick 1994   209,000         125,144         6,135        0      24,691
Chairman,   1993   189,000          90,406        69,099     10,000    25,203
President
and Chief
Executive
Officer of
First Virginia

Shirley C.  1995   230,000          93,362         3,868      5,000    30,818
Beavers Jr. 1994   209,000          94,952         6,919        0      25,963
Executive   1993   189,000          90,406         6,045     10,000    31,385
Vice President
of First
Virginia and
President,
First Virginia
Services, Inc.

Raymond E.  1995   183,821          61,735        66,360      5,000    57,270
Brann, Jr.  1994   154,348          34,179         2,394        0      55,700
Executive   1993   147,000          35,185        16,600      2,000    54,881
Vice
President
of First Virginia

Michael G.  1995   173,798          46,524         2,250      5,000    15,034
Anzilotti   1994   149,741          41,588         4,007        0      13,904
Senior      1993   140,846          42,219         3,290      7,500    13,130
Vice
President
and Regional
Executive
Officer of
First Virginia
and President
and Chief
Executive
Officer of First
Virginia Bank

Henry       1995   178,980         34,975            0        1,500    32,098
Howard      1994   171,288         45,244            0          0      29,402
Hicks, Jr.  1993   162,830         46,013            0        2,000    31,614
Senior
Vice President
and Regional
Executive Officer
of First Virginia


 (1) The Salary Column (Column (c)) includes the base salary earned by the executive officer, which includes amounts that are deferred under the First Virginia Banks, Inc. Employees Thrift Plan and the First Virginia Pre-Tax Health Benefit Plan.

 (2) The Bonus Column (Column (d)) includes the amount earned as a bonus for that year even if paid in the following year. It also includes amounts earned for that year under the First Virginia Banks, Inc. Profit Sharing Plan.

 (3) The Other Annual Compensation Column (Column (e)) includes the amount of taxes paid by First Virginia for certain benefits. In Mr. Brann's case, it also includes perquisites or personal benefits whose value amounted to $56,900. Of that amount, $32,459 was for country club dues and a country club initiation fee and $17,287 was for moving expenses. During 1995, First Virginia made a below market rate residential mortgage loan to Mr. Brann as an inducement for him to relocate to Northern Virginia. The Other Annual Compensation Column includes the interest benefit to Mr. Brann for 1995 for that loan.

 (4) The All Other Compensation Column (Column (g)) includes the amount paid by the employer under the First Virginia Banks, Inc. Employees Thrift Plan which, for each of the named officers, was $6,750. It also includes the amounts paid by the employer under the First Virginia Supplemental Benefits Plan. This plan provides supplemental retirement benefits for those key officers who are restricted from receiving further benefits under the Thrift Plan as a result of the limitation on pretax contributions imposed by the Internal Revenue Code. For 1995, these amounts were: for Mr. Fitzpatrick, $15,981; Mr. Beavers, $7,884; Mr. Brann, $3,071; Mr. Anzilotti, $2,953 and
Mr. Hicks, $3,351. It also includes the premium amounts paid by the employer under the First Virginia Split Dollar Life Insurance Plan. For 1995, these amounts were: for Mr. Fitzpatrick, $22,541; Mr. Beavers, $14,635; Mr. Brann, $44,149; Mr. Anzilotti, $4,331 and Mr. Hicks, $15,999. It also includes the "above-market" earnings on deferred compensation earned during 1995. These amounts were: for Mr. Fitzpatrick, $532; Mr. Beavers, $1,549; Mr. Brann, $3,300; Mr. Anzilotti, $1,000 and Mr. Hicks, $5,998.


STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

 The table on the following page shows for each of the named executive officers (1) the number of options that were granted during 1995, (2) out of the total number of options granted to all employees, the percent granted to the named executive officer, (3) the exercise price, (4) the expiration date and (5) the potential realizable value of the options, assuming that the market price of the underlying securities appreciates in value from the date of grant to the end of the option term, at a 5% and 10% annualized rate. No freestanding SARs were granted in 1995.











                  Stock Option Grants In 1995

                        Percent of                       Potential Realizable
            Number of   Total                            Value at Assumed
            Securities  Options                          Annual Rates of
            Underlying  Granted to  Exercise             Stock Price
            Options     Employees   or Base              Appreciation for
            Granted     in Fiscal   Price    Expiration  Option Term
  Name     (# Shs.)(1)  Year(2)     ($/Sh.)  Date        5%($)    10%($)


Barry J.    20,000       23.95%     41.875   12/19/2005  526,699 1,334,759
Fitzpatrick

Shirley C.   5,000        5.99%     41.875   12/19/2005  131,674   333,689
Beavers, Jr.

Raymond E.   5,000        5.99%     41.875   12/19/2005  131,674   333,689
Brann, Jr.

Michael G.   5,000        5.99%     41.875   12/19/2005  131,674   333,689
Anzilotti

H. Howard    1,500        1.80%     41.875   12/19/2005   39,502   100,107
Hicks, Jr.


 (1) Options granted to the named executive officers in 1995 are exercisable over a five year period provided certain performance goals are achieved by First Virginia. All of the options that were granted in 1995 include a provision that would accelerate the vesting of the options upon a "change in control" of First Virginia. For an explanation of the "change in control" provision, see "Directors' Compensation, Consulting Arrangements and Plans Which Include Change in Control Arrangements."

 (2) Options to purchase 83,500 shares of First Virginia Common Stock were granted to employees during 1995. No freestanding SARs were granted in 1995 to employees and none of the options that were granted had any tandem SARs.

 The table on the following page shows for each of the named executive officers the number of shares of First Virginia Common Stock acquired upon the exercise of stock options and stock appreciation rights during 1995, the value realized upon their exercise, the number of unexercised stock options and SARs at the end of 1995 and the value of unexercised "in-the-money" stock options and SARs at the end of 1995. Stock options or freestanding SARs are considered "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the option or SAR. Some of the stock options which were granted to First Virginia's executive officers include a provision that would accelerate the vesting of the options upon a "change in control" of First Virginia. There were no unexercisable or exercisable freestanding SARs owned by any of the named executive officers at yearend.








Aggregated Options/SAR Exercises in 1995 and
Yearend Options/SAR Values


                                                                Value of
                                                Number of       Unexercised
                                                Unexercised     In-the-Money
             Shares                             Options at      Options at
             Acquired                           Yearend (#)     Yearend($)
                on                              Exercisable/    Exercisable/
  Name       Exercisable(#)   Value Realized($) Unexercisable   Unexercisable

Barry J.       3,000                67,375      25,250/28,000  525,750/72,000
Fitzpatrick

Shirley C.     4,000                92,334      24,250/13,000  505,792/72,000
Beavers, Jr.

Raymond E.        0                    0        20,650/6,600   471,976/15,400
Brann, Jr.

Michael G.     1,522                53,080       6,000/11,000  132,750/54,000
Anzilotti

H. Howard      6,268               138,494       4,900/3,100    87,850/15,400
Hicks, Jr.


PENSION AND THRIFT PLANS AND SUPPLEMENTAL COMPENSATION ARRANGEMENTS

 The following table shows the estimated annual benefit payable upon retirement (life only) under the First Virginia Pension Trust Plan based on specified remuneration and years of credited service classifications, assuming a participant retired on December 31, 1995, at age 65. The table ends at an average annual pay of $150,000 since compensation in excess of that amount is not taken into account under the Plan because of IRS regulations. Credited service in excess of thirty years is also not taken into account in determining benefits under the Plan.



Annual Benefits Under First Virginia's Pension Trust Plan


Average
Annual Pay
for Highest   10 Years    15 Years    20 Years    25 Years    30 Years
Five             of          of          of          of          of
Years         Service     Service     Service     Service     Service

$125,000      $18,704     $28,056     $37,408     $46,760     $56,112
$150,000      $22,704     $34,056     $45,408     $56,760     $68,112


 Under the First Virginia Pension Trust Plan, a participant retiring at age 65 with 30 years of credited service under the Plan will receive a maximum annual pension benefit equal to 1.1% of his average annual pay multiplied by 30 years of credited service plus 0.5% of his average annual pay in excess of his covered compensation multiplied by 30 years of credited service. The calculation of "average annual pay" is based on annual compensation for the highest five consecutive years out of the participant's final 10 years of service. "Covered compensation" is calculated by multiplying the annual average of Social Security taxable wage bases in effect for the 35 years ending with the last day of the year in which the participant attains Social Security retirement age.

 Remuneration on earnings determining pension benefits under the Plan includes salaries and bonuses (which are listed in the Summary Compensation Table) but it also includes any other taxable compensation including compensation resulting from the exercise of nonqualified options and SARs. Credited service as of December 31, 1995, for each of the named executives was as follows: Mr. Fitzpatrick, 26.4 years; Mr. Beavers, 26.3 years; Mr. Brann, 30 years; Mr. Anzilotti, 17.2 years and Mr. Hicks, 30 years. If a participant retired on December 31, 1995 at age 65 under the Plan, the participant would receive the greater of (1) that participant's accrued benefits as determined by using the Summary Compensation Table and the pension table in conjunction with the formula described above or (2) that participant's accrued benefits as of December 31, 1993, which for the named executive officers, was as follows: Mr. Fitzpatrick $69,985, Mr. Beavers $75,605, Mr. Brann, $68,520, Mr. Anzilotti, $39,693 and Mr. Hicks, $86,719.

 Mr. Fitzpatrick has a supplemental compensation agreement which will provide him with supplemental retirement benefits in addition to those pension benefits described above. Under Mr. Fitzpatrick's agreement, if he resigns, retires or leaves First Virginia for any reason after reaching the age of 62, he is entitled to receive for the rest of his life supplemental compensation equal to sixty percent of the average of his highest five years of annual salary and bonus. Highest annual salary includes salary and bonus and any profit sharing payments received under the First Virginia Profit Sharing Plan but does not include any other form of compensation that is not salary or bonuses, such as compensation arising from the exercise of SARs and nonqualified options. Mr. Fitzpatrick can also receive his benefits under his agreement prior to age 62 if there is a "change in control," if he becomes totally and permanently disabled, or if he is dismissed or requested to leave his employment without "just cause." The amount of benefit Mr. Fitzpatrick would receive under his agreement would be reduced by the amount he would receive under the First Virginia Pension Trust Plan. After receiving benefits, should Mr. Fitzpatrick die, his wife would be entitled to one-half of his total annual benefit for the rest of her life. Under his agreement, once benefits begin to be paid, Mr. Fitzpatrick is to remain available to provide consulting and advisory services if he is physically and mentally capable of doing so. Furthermore, his benefits are forfeitable under certain circumstances.

 Executive officers, like other employees of First Virginia, are eligible to participate in the First Virginia Banks, Inc. Employees' Thrift Plan ("Thrift Plan"). Under the Thrift Plan, employees of First Virginia and its subsidiaries who have completed one year of service can contribute up to six percent of their compensation and receive matching employer contributions equal to 50% of their employee contributions. For the years when First Virginia meets an earnings test under the Thrift Plan, First Virginia contributes 75% of employee contributions. The Thrift Plan complies with
Section 401(k) of the Internal Revenue Code so that employee contributions can be made on a pretax basis. Employees can direct the investment of their contributions and the matching employer contributions into one or more of three funds that are administered by the Trust Department of First Virginia Bank. Reference is made to footnote 4 of the Summary Compensation Table for the amount of contributions made on behalf of the named executive officers under the Thrift Plan.

 First Virginia also maintains a First Virginia Supplemental Benefits Plan which provides supplemental retirement benefits for those key officers who are restricted from receiving further benefits under the Thrift Plan as a result of the limitation on pretax contributions imposed by the Internal Revenue Code for 1995. Under the First Virginia Supplemental Benefits Plan, executive officers can continue to make pretax contributions in excess of the IRS limits imposed on the Thrift Plan and receive matching contributions from First Virginia identical to what they would have received if they were in the Thrift Plan and there were no limitations on contributions. Reference is made to Footnote 4 of the Summary Compensation Table for the amount of the employer and employee contributions made on behalf of the named executive officers under the First Virginia Supplemental Benefits Plan.


DIRECTORS' COMPENSATION, CONSULTING ARRANGEMENTS
AND PLANS WHICH INCLUDE CHANGE IN CONTROL ARRANGEMENTS

 For 1996, directors of First Virginia who are not salaried officers will be paid an annual retainer of $14,000 per year, a fee of $900 for each meeting of the Board of Directors attended, and a fee of $700 for each meeting of a Committee of the Board of Directors attended. Committee chairmen will receive $850 for each committee meeting they chair. Directors are reimbursed for out-of-town expenses incurred in connection with Board and Committee meetings. Directors can participate in First Virginia's deferred compensation plans which allow them to defer their retainers and fees.

 During 1995, Edwin T. Holland, the founder and former Chairman and Chief Executive Officer of First Virginia, and Thomas K. Malone, Jr., former Chairman and Chief Executive Officer of First Virginia, were paid $148,463 and $114,852, respectively, under their supplemental compensation agreements, in addition to the amounts they received from the First Virginia Pension Trust Plan and, in the case of Mr. Malone, in addition to his director fees. When requested, both Holland and Malone are required to provide consulting services under their supplemental compensation agreements.

 During 1995, Robert H. Zalokar, former Chairman and Chief Executive Officer of First Virginia, and Paul H. Geithner, Jr., former President and Chief Administrative Officer of First Virginia, were paid $521,316 and $141,264, respectively, under their supplemental compensation agreements, in addition to the amounts they received from the First Virginia Pension Trust Plan and in addition to their director fees. When requested, both Zalokar and Geithner are required to provide consulting services under their supplemental compensation agreements.

 First Virginia paid Mr. Zalokar's and Mr. Malone's country club membership fees during 1995 which amounted to $2,996 and $1,742 respectively.

 During 1995, Virginia H. Brown, formerly Virginia H. Beeton, received $71,000 pursuant to her former husband's Supplemental Retirement Agreement with First Virginia in addition to what she received from the First Virginia Pension Trust Plan. Her former husband, Ralph A. Beeton, was Chairman and Chief Executive Officer of First Virginia.

 First Virginia also has two key employee salary reduction deferred compensation plans, one of which began in 1983 and the other in 1986, and two directors' deferred compensation plans, one of which also began in 1983 and the other in 1986, ("Deferred Compensation Plans") for key employees of First Virginia and its subsidiaries and for directors of First Virginia. Under the Deferred Compensation Plans, participants elect to defer some or all of their compensation from First Virginia, and First Virginia agrees to pay at normal retirement age or earlier (or to participant's beneficiary or estate on participant's death) a sum substantially in excess of what each participant has deferred. To fund the benefits under the Deferred Compensation Plans, First Virginia has purchased life insurance contracts on the lives of the participants, with First Virginia as the beneficiary. For the period ending December 31, 1995, none of the named executive officers of First Virginia deferred any compensation under the Deferred Compensation Plans.

 The 1983 deferred compensation plans include a provision regarding "change in control." Generally, the 1983 Key Employee Salary Reduction Deferred Com-pensation Plan requires that an employee continue his/her position with First Virginia and/or its subsidiaries until retirement in order to receive his/her benefits. If there is a "change in control" of First Virginia, and a director is terminated under the directors' plan, or in the case of the employee plan, an employee is terminated "without cause" or the employee terminates his/her employment for "good reason," as those terms are defined under the employee plan, then the director or employee, as the case may be, becomes entitled to his/her benefits under the 1983 Deferred Compensation Plans at retirement, notwithstanding the fact that his/her affiliation with First Virginia has terminated.

 First Virginia has a Split Dollar Life Insurance Plan ("Split Dollar Plan") which currently includes all executive employees of First Virginia including those named in the Summary Compensation Table. Under the Split Dollar Plan, an executive can purchase ordinary life insurance policies with coverage of at least two times what is projected to be the executive's base salary at retirement, up to a limit of $1,000,000. A portion of the premiums will be loaned to the executives by First Virginia up to the later of ten years or the executive's retirement date. At the end of this period, if assumptions about mortality, dividends and other factors are realized, First Virginia will recover all of its loans for premiums from the cash value of the policy. The policy will then be transferred to the executive, who will pay all further premiums, if any, under the policy. Executives who participate in the Split Dollar Plan forego any insurance coverage over $50,000 under the First Virginia Group Life Insurance Plan. During 1989, the Split Dollar Plan was amended so that in the event of a "change in control," only the executive would have the right to terminate the policy.

 First Virginia's Board of Directors approved in 1992 the establishment of a trust with Chemical Bank as the trustee to partially secure the benefits of some of First Virginia's nonqualified compensation plans, including the Deferred Compensation Plans and the First Virginia Supplemental Benefits Plan, in case of a change in control. Under the trust agreement establishing the trust, if a "change in control" takes place, the trustee would pay the benefits under the covered compensation plans out of the trust assets that have been contributed to the trust by First Virginia, if First Virginia refused to pay the benefits. The trust is considered a "grantor trust" subject to the claims of First Virginia's general creditors. For accounting purposes, the trust assets are considered corporate assets and, therefore, no balance sheet impact to First Virginia will result from the establishment of the trust. The trust agreement does not include a provision which would ac-celerate the vesting or payment of any of the benefits under the covered compensation plans in case of a change in control. During 1995, First Virginia did not make a contribution to the Trust.

 During 1995, First Virginia amended the 1983 deferred compensation plans, the Split Dollar Plan, and the above-described trust agreement with Chemical Bank to provide for a standard "change in control" definition. Some of the stock option agreements and Mr. Fitzpatrick's supplemental compensation agreement were also amended to include this definition. Under this definition, a change in control means: (a) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of First Virginia Common Stock or (ii) the combined voting power of the then outstanding voting securities of First Virginia entitled to vote generally in the election of directors (the "Outstanding First Virginia Voting Securities"); provided, however, that any acquisition directly from or by First Virginia or any acquisition by any employee benefit plan (or related trust) sponsored or maintained by First Virginia or an affiliated company or any acquisition by a company pursuant to a transaction which complies with clauses (i), (ii) and (iii) of (c) below would be excluded; or (b) individuals who, as of the date when the change in control provisions were adopted, constitute the Board (the "Incumbent Board") of First Virginia, cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by First Virginia's shareholders, was approved by vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of First Virginia (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding First Virginia Common Stock and Outstanding First Virginia Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns First Virginia or all or substantially all of First Virginia's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding First Virginia Common Stock and the outstanding First Virginia Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of First Virginia or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or (d) approval by the shareholders of First Virginia of a complete liquidation or dissolution of First Virginia.




COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

 The current members of First Virginia's Management Compensation and Benefits Committee are E. Cabell Brand, Edward M. Holland, Eric C. Kendrick, W. Lee Phillips, Jr. and Albert F. Zettlemoyer. Edward M. Holland is the son of Edwin T. Holland, the founder and former Chairman and Chief Executive Officer of First Virginia. As noted above, Edwin T. Holland receives a fee from First Virginia pursuant to a Supplemental Compensation Agreement. Also, as noted above, Edward M. Holland's sister, Virginia H. Brown, receives a benefit pursuant to her former husband's Supplemental Retirement Agreement with First Virginia. Albert F. Zettlemoyer's daughter is an officer of First Virginia Bank. None of the members of the Management Compensation and Benefits Committee served as members of the compensation committees of another entity. No executive officer of First Virginia served as a director of another entity that had an executive officer serving on First Virginia's compensation committee. No executive officer of First Virginia served as a member of the compensation committee of another entity which had an executive officer who served as a director of First Virginia.


MANAGEMENT COMPENSATION AND BENEFITS COMMITTEE
REPORT CONCERNING FIRST VIRGINIA'S
EXECUTIVE COMPENSATION POLICY

 The Management Compensation and Benefits Committee (the "Committee") of the Board of Directors establishes the policy for the compensation of the executive officers of First Virginia. It is also responsible for administering most of First Virginia's executive compensation programs. The Committee is composed entirely of outside directors who are not eligible, with the exception of the directors' deferred compensation plans, to participate in the plans over which it has authority.

 The overall goal of First Virginia's compensation policy is to motivate, reward and retain its key executive officers. The Committee believes this should be accomplished through an appropriate combination of competitive base salaries and, at times, both short term and long term incentives.

 The primary components of First Virginia's executive compensation program are base salaries, bonuses, (e.g. short term compensation), and equity compensation (e.g. long term compensation). Executive officers also participate in other broad based employee compensation and benefit programs. Since no First Virginia executive had compensation in 1995 which in total exceeded one million dollars and since no executive is expected to be compensated in excess of that amount in 1996, the Committee did not consider the effect of the one million dollar deduction limitation under Section 162(m) of the Internal Revenue Code in determining executive compensation nor did they establish any specific policy regarding the deductibility of executive compensation.

Base Salary

 The Compensation Committee's policy for determining base salaries is that two primary factors should be considered:

 (1) the degree of responsibility the executive officer has, his experience, and the number of years he has been in office, and

 (2) the compensation levels of corresponding positions at other banking companies of comparable size that compete with and serve the same markets as First Virginia. This "Local Peer Group" of companies consists of Central Fidelity Banks, Inc., Crestar Financial Corporation and Signet Banking Corporation based in Virginia, First Maryland Bancorp and Mercantile Bankshares Corporation based in Maryland, and First Tennessee National Corporation and First American Corporation of Tennessee. Base salaries are targeted to be the median salaries of corresponding positions in the "Local Peer Group." For 1995, Mr. Fitzpatrick's base salary was $350,000 which was in the lower quartile for salaries paid to his counterparts in the "Local Peer Group".

Short Term Incentives/Bonuses

 The Committee grants bonuses to the executive officers including the Chief Executive Officer ("CEO") based on the extent to which First Virginia achieves or exceeds annual performance objectives. The Compensation Committee may award bonuses to the CEO and to the executive officers if First Virginia achieves a return on total average assets (ROA) of at least 1% (the same basis for determining payments of profit sharing to all employees). ROA generally is considered by the Committee to be an important factor in measuring the performance of a banking company, and achievement of a 1% ROA generally is considered by the Committee to be the mark of a good performing banking company.

 Bonus awards are based on the following:

 (a) The Committee establishes target amounts each year for return on average assets ("ROA"), return on total stockholders' equity ("ROE"), asset quality and capital strength consistent with First Virginia's Profit Plan target amounts. Up to 50% of an executive's salary may be awarded if the corporation achieves an ROA equivalent to 80% or more of ROA target amount for the year. For the chief executive officer, First Virginia would also have to achieve 80% of targeted amounts for ROE, asset quality (as determined by the ratio of nonperforming assets to total loans (NPA ratio) and net loan charge-offs (CO ratio)) and capital strength (based on the average equity to asset ratio (Equity/asset ratio) and the Tier I risk based capital ratio); or


 (b) Up to 30% of an executive's salary may be awarded based on the degree to which First Virginia's earnings, asset quality and capital ratios exceed the average for the other major banking companies based in the Southeast, the "Southeastern Regional Peer Group," as compiled by Keefe, Bruyette and Woods, the New York securities firm which specializes exclusively in the banking and thrift industry; or

 (c) Up to 20% of an executive's salary may be awarded at the discretion of the Committee based on an individual executive's performance.

 Within the above parameters, prior to the beginning of any year, the Committee establishes for the CEO a target bonus which is based on a projected return on assets for First Virginia. At the end of the year, the Committee considers a preliminary bonus after taking into account the target bonus, First Virginia's actual return on assets for the year and a formula which is based on a set relationship between the actual versus the projected return on assets.

 The Committee then exercises its judgment in light of the foregoing parameters and other considerations, including the Committee's view of individual performance and potential and the recommendations of the CEO for the executive officers (other than himself), to reach a bonus decision for each executive officer and for the CEO. The Committee does not use a formula to determine a final bonus decision. In 1995, the final bonus decision for the CEO was at variance to the preliminary bonus amount. Among other things, Mr. Fitzpatrick's bonus reflected First Virginia's success in achieving a 1.42% return on assets for the first nine months (1.41% for the year) and the other above described results. Consistent with the Committee's avoidance of a strict formula approach, no specific weighting among the above 50%, 30% and 20% factors was specified. The Committee believes that the use of the above approach provides a flexible yet effective method of motivating First Virginia's management.

 Listed below are the annualized ratios for First Virginia and the Southeastern Regional Peer Group based on results for the first nine months of 1995, the latest data available to the Committee at the time the incentive awards were considered.


                                  First Virginia

                                Profit Plan
                                or Target               KBW Southeastern
                                Amount        Actual    Regional Peer Group

Earnings (Higher is better)
  ROA                            1.54%         1.42%      1.30%
  ROE                           14.24%        13.53%     15.82%

Asset Quality (Lower is better)
  NPA                             .60%          .56%       .66%
  CO                              .15%          .17%       .20%

Capital (Higher is better)
 Equity/Asset Ratio              8.5%         10.42%      8.26%
 Tier I Risk Based              10.0%         15.05%     11.10%
   Capital



 Even though First Virginia's ROA and ROE did not exceed the profit plan or target amounts, they did substantially exceed the Regional Peer Group results except for ROE which would have also exceeded the goal if adjusted for relative capital outstanding. For that reason, the Committee awarded Mr. Fitzpatrick a bonus of $140,000.

Long Term Compensation/Stock Options

 The Committee believes that the granting of stock options is the most appropriate form of long term compensation for executives and that such awards of equity encourage the executive to achieve a significant ownership stake in the success of First Virginia.

 Equity compensation awards may be made only if First Virginia exceeds the weighted average of the returns reported by the major competitors in its banking markets (Central Fidelity, Signet, Crestar, Mercantile Bankshares, First Tennessee and First American of Tennessee). The performance ratios are weighted as follows: ROA 35%, ROE 25%, five year cumulative total return to shareholders ("Five Year Return") 15%, Nonperforming Asset Ratio 15% and Charge-off Ratio 10%. The following table shows the performance ratios of First Virginia and the average for its major market area competitors of comparable size for the first nine months of 1995:


                                                    Market Area
                                First Virginia   Major Competitors

  ROA                               1.42%               1.33%
  ROE                              13.53%              15.14%
  Five Year Return                410.24%             634.63%
  NPA                                .56%                .66%
  CO                                 .17%                .40%


 As of September 30, 1995 (the latest date information is available for the peer group), the weighted average of the performance factors for First Virginia was 110.61% of the peer group.

 The Committee granted, at the end of 1995, options covering a total of 50,500 shares of First Virginia Common Stock at an exercise price of $41.875 per share to the CEO and to all other First Virginia executive officers. The size of each option award was not based on a formula and did not necessarily correlate to the degree by which First Virginia's results exceed those of its Market Area Major Competitors or the amount of each executive's current stock-based holdings. Instead, the size of each award was based on a number of factors, some of which were subjective, including the performances of the CEO and each executive officer and the degree of responsibility each executive officer has with First Virginia. Mr. Fitzpatrick received options covering 20,000 shares. The size of his grant was primarily based on the performance of First Virginia as described above. Each option that was awarded will vest over a five-year or less period in equal annual installments beginning one year from the date of grant. However, each installment can only be exercised if the performance goals for that year are met; otherwise, that portion of the option lapses.


                                                        E. Cabell Brand
                                                        Edward M. Holland
                                                        Eric C. Kendrick
                                                        W. Lee Phillips
                                                        Albert F. Zettlemoyer



PERFORMANCE GRAPH

 The following performance graph compares the yearly percentage change in First Virginia's cumulative total shareholder return on its Common Stock with
(1) the cumulative total return of a broad market index that includes companies whose equity securities are traded on the same exchange or are of comparable market capitalization and (2) the cumulative total return of a published industry or line-of-business index.











FIRST VIRGINIA BANKS, INC.
CUMULATIVE TOTAL RETURN
GRAPH INFORMATION

           First          S&P
           Virginia       400
           Banks, Inc.    MidCap    KBW 50

1990       100            100       100
1991       163            150       158
1992       260            168       202
1993       240            191       213
1994       243            185       202
1995       329            242       324


 First Virginia believes the most appropriate equity market indices to be used to measure the price performance of First Virginia's Common Stock are the "S&P MidCap 400" and the "KBW 50." First Virginia is included as a component of the S&P MidCap 400.

 The Standard & Poor MidCap 400 is comprised of 400 securities with market value between approximately $200 million and $4 billion. First Virginia considers it more representative of companies its size (yearend 1995 market capitalization of approximately $1.417 billion) than the S&P 500 index which is heavily dominated by large capitalization stocks (the 50 largest stocks account for 50% of the total value of the S&P 500). Also, financial stocks represent approximately 15% of the S&P MidCap 400 index.

 The KBW 50 is an index comprised of 50 banking companies, including all the money center banks and most large regional banks. It was developed by Keefe, Bruyette & Woods, a New York securities firm which specializes exclusively in the banking and thrift industry. The KBW 50 is considered more representative of price performance of the major banking companies in America. As is the case with the S&P MidCap 400 index, the KBW 50 is a market capitalization weighted index and assumes quarterly reinvestment of dividends.

 As indicated in the Management Compensation and Benefits Committee Report above, return on average assets (ROA) is an important factor for determining First Virginia's performance and for determining short term and long term compensation for First Virginia's executive officers. The following chart compares First Virginia's ROA during the period 1991-1995 with the KBW Southeastern Regional Peer Group and with a local peer group consisting of Central Fidelity Banks, Inc., Crestar Financial Corporation, Signet Banking Corporation, Mercantile Bankshares Corporation, First Tennessee National Corporation and First American Corporation of Tennessee. As noted in the Management Compensation and Benefits Committee Report, the Compensation Committee compared First Virginia's ROA with both these groups as part of their evaluation of executive compensation.










FIRST VIRGINIA BANKS, INC.
CALCULATION OF FIVE YEAR RETURN ON AVERAGE ASSETS
YEAR ENDED DECEMBER 31, 1995

                   First              Peer Group
                   Virginia        Southern    Local
                   Banks, Inc.     Regional    Peer

1991               1.22               0.76       0.61
1992               1.50               1.03       0.98
1993               1.68               1.21       1.36
1994               1.58               1.24       1.34
1995               1.41               1.24       1.29


TRANSACTIONS WITH MANAGEMENT

 During the past year, certain of the directors and officers of First Virginia and their associates had loans outstanding from First Virginia's banking subsidiaries. Each of these loans was made in the ordinary course of the lending bank's business. In some cases, where officers of First Virginia or its subsidiaries had to be relocated, residential mortgage loans were made by First Virginia at favorable interest rates. During 1995, First Virginia made a below market rate residential mortgage loan in the amount of $400,000 at 7 5/8% to Raymond E. Brann, Jr., Executive Vice President of First Virginia, as an inducement for him to relocate to Northern Virginia. The interest benefit to him of that loan is included in the Summary Compensation Table. However, none of the other named executive officers had any other below market rate loans from First Virginia and none of them had any loans from any of First Virginia's banking subsidiaries at favorable interest rates. All other loans have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1995, the aggregate amount of loans outstanding to all directors and executive officers of First Virginia and associates and members of their immediate families was approximately $6,594,310.


II.   APPOINTMENT OF INDEPENDENT AUDITORS


 At the meeting a vote will be taken on a proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the year ending December 31, 1996. Ernst & Young LLP has served as independent auditors for First Virginia since 1974. Representatives of the firm are expected to be present at the stockholders' meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.


STOCKHOLDER PROPOSALS


 Any stockholder proposal intended to be presented at the 1997 Annual Meeting and included in First Virginia's 1997 Proxy Statement must be received by First Virginia no later than November 11, 1996. Upon receipt of any such proposal, First Virginia will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies.

 Under First Virginia's Bylaws, in order for a stockholder to nominate a candidate for director, written notice of the nomination must be given to First Virginia in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting. However, if First Virginia gives less than 70 days notice or prior public disclosure of the meeting, then the stockholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made. The notice must include, among other things, (1) the name and record address of, and the class and amount of voting securities of First Virginia owned by, the stockholder proponent, (ii) the name, age, address and occupation of, and the class and amount of voting securities of First Virginia owned by, the nominee, and (iii) all information that would be required under Securities and Exchange Commission rules in a proxy statement soliciting proxies for such nominee. In order for a stockholder to bring other business before an annual meeting of stockholders, written notice must be given to First Virginia within the same time limits described above for the nomination of a candidate for director. The notice must include, among other things, (i) the name and record address of, and the class and amount of voting securities of First Virginia owned by, the stockholder proponent and any other stockholder known to be supporting such proposal, (ii) a brief description of the proposed business, the reasons for conducting such business at the annual meeting, and (iii) any financial or other interest of the stockholder in such proposal. These advance notice requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in First Virginia's Proxy Statement. In each case, the notice must be given to the Secretary of First Virginia at its principal executive offices, 6400 Arlington Boulevard, Falls Church, Virginia 22042-2336.

 The foregoing summary of certain provisions of First Virginia's Bylaws is not intended to be complete and is qualified in its entirety by reference to the Bylaws of First Virginia, copies of which will be furnished without charge to any stockholder upon written request to the Secretary.

OTHER MATTERS


 Management does not know of any other business to be presented to the meeting except for matters incident to the conduct of the meeting. The persons named in the accompanying proxy will vote in accordance with the specifications on the proxy form and will vote in accordance with their best judgment on any other matters which properly come before the meeting.

 The cost of soliciting proxies will be borne by First Virginia. In addition to solicitation by mail, proxies may be solicited in person, by telephone or telegraph, or by directors, officers and employees of First Virginia. In addition, First Virginia has engaged D. F. King & Co., Inc. to aid in the distribution of proxy materials and to solicit proxies from brokers, nominees and security-holding companies for a fee of $6,500 plus out-of-pocket expenses. First Virginia does not expect to pay any other compensation for the solicitation of proxies, but will pay brokers, nominees, fiduciaries and other custodians their reasonable expenses for sending proxy material to principals and obtaining their instructions.

 A copy of First Virginia's Annual Report for 1995, including financial statements, is being mailed with this Proxy Statement to all stockholders of record. The Annual Report is not to be regarded as proxy soliciting material.


 First Virginia will provide without charge, upon the written request of any stockholder entitled to vote at the Annual Meeting, a copy of its Annual Report for the fiscal year ended December 31, 1995, on Form 10-K, which report will be filed with the Securities and Exchange Commission on or before March 31, 1996. Stockholders of record on February 28, 1996, and beneficial owners of such securities should submit requests for such report to Thomas P. Jennings, Secretary, 6400 Arlington Boulevard, Falls Church, Virginia 22042-2336.

                            REVOCABLE PROXY
                      FIRST VIRGINIA BANKS, INC.

 X       PLEASE MARK VOTES
         AS IN THIS EXAMPLE

Proxy for Annual Meeting of Stockholders
          Friday, April 26, 1996






SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Thomas K.
Malone, Jr., E. Cabell Brand and W. Lee
Phillips, Jr. and each of them, proxies with full power to vote all of the stock of FIRST
VIRGINIA BANKS, INC., which the undersigned has the power to vote at the Annual Meeting of Stockholders to be held Friday, April 26, 1996, at 6400 Arlington Boulevard, Falls Church,
Virginia in the Fifth Floor Auditorium at
10:00 a.m., local time, and any adjournment thereof, in accordance with instructions noted below, and at their discretion, upon any other business not now known which properly may come before the said meeting, all as more fully set forth in the accompanying proxy statement, receipt of which is acknowledged.



                                 With-    For All
1. ELECTION OF DIRECTORS   For   hold    Except
                          (  )   (  )    (  )




 C    Class C (for a term of 3 years):
 O         Paul H. Geithner, Jr.
 M         L. H. Ginn, III
 M         T. Keister Greer
 O         Edward M. Holland
 N




      INSTRUCTION: To withhold authority to
      vote for any individual nominee, mark
      "For All Except" and write
      that nominee's name in the space
      provided below.

      ____________________________________






                         For   Against     Abstain
2. PROPOSAL TO RATIFY    ( )   ( )         ( )
   THE APPOINTMENT OF
   ERNST & YOUNG as
   independent auditors
   for the year 1996

       If no choice is indicated above, this proxy shall be deemed to grant authority to vote FOR the election of director nominees and to vote FOR the proposal. The stockholder's signature should be exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.





Please be sure to sign and date
this Proxy in the box below.     Date



Stockholder sign above. Co-holder (if any) sign above

-----------------------------------------------------------------------------
-   Detach above card, sign, date and mail in postage paid envelope provided.
                     FIRST VIRGINIA BANKS, INC.

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                                   SIGN, DATE & MAIL
                                 YOUR PROXY CARD TODAY